Exhibit 99.1

ACCELRYS ANNOUNCES THIRD QUARTER CALENDAR YEAR 2010 FINANCIAL RESULTS

Integration with Symyx Technologies Proceeding on Plan

San Diego, November 4, 2010 — Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the quarter ended September 30, 2010. GAAP revenue for the quarter ended September 30, 2010 increased $9.1 million to $29.1 million from $20.0 million for the same quarter of the previous year, or an increase of 45.7%. GAAP revenue for the six months ended September 30, 2010 increased $8.7 million to $48.9 million from $40.1 million for the same period of the previous year, or an increase of 21.8%.

GAAP net loss was $3.4 million or ($0.06) per diluted share, for the current quarter compared to GAAP net income of $1.8 million, or $0.07 per diluted share, for the same quarter of the previous year. GAAP net loss was $5.0 million or ($0.12) per diluted share, for the six months ended September 30, 2010 compared to GAAP net income of $2.6 million, or $0.09 per diluted share, for the same period of the previous year.

The GAAP results were impacted by the business combination accounting associated with the Symyx Technologies, Inc. (“Symyx”) merger completed on July 1, 2010. Revenue, operating income, other income and net income were negatively affected by fair value adjustments to deferred revenue ($12.6 million) and deferred royalty income ($0.2 million). Operating income was negatively affected by the additional costs for business consolidation and restructuring ($9.5 million), stock-based compensation expense ($2.4 million) and purchased intangible asset amortization ($3.7 million). Net income was also negatively impacted by additional purchased intangible asset amortization ($0.6 million). Conversely, net income was benefitted by the release of valuation allowances ($16.5 million) against deferred tax assets associated with the net deferred tax liability that was recorded upon the consummation of the merger with Symyx.

Non-GAAP revenue for the quarter ended September 30, 2010 increased $21.7 million to $41.7 million from $20.0 million for the same quarter of the previous year, or an increase of 108.5%. Non-GAAP revenue for the six months ended September 30, 2010 increased $21.3 million to $61.4 from the $40.1 million for the same period of the previous year, or an increase of 53.1%.

Non-GAAP net income was $5.7 million, or $0.10 per diluted share, for the current quarter compared to non-GAAP net income of $3.3 million, or $0.12 per diluted share, for the same quarter of the previous year. Non-GAAP net income was $6.6 million, or $0.16 per diluted share, for the six months ended September 30, 2010 compared to non-GAAP net income of $5.1 million, or $0.18 per diluted share, for the same period of the previous year.

“I am pleased with the progress we have made executing on our integration plans since our merger with Symyx Technologies on July 1, 2010. Through this period the team has stayed focused, delivering several important product releases and developing our go-forward product roadmap, while bringing our people, processes and systems together. We expect to complete our integration activities by end of year, putting us in a strong position to pursue the opportunity ahead of us as the leading provider of scientific informatics software and services,” said Max Carnecchia, Accelrys’ President and Chief Executive Officer.

Recent Business Highlights:

•	Released new versions in several major product lines, including:

•

Symyx Notebook 6.5 by Accelrys, delivering improvements supporting chemical process development, production scale-up, and administrative compliance in pharmaceutical, fine chemicals, agrochemical and consumer products markets.

•

Isentris 3.3 with new visualization and information access capabilities that advance cross-experiment data retrieval, analysis and reporting. Accelrys has made considerable progress in transitioning customers from the legacy ISIS system to Isentris.

•

Materials Studio 5.5, delivering key features that increase the accuracy of predicted material properties, reducing the number of time consuming and costly experiments it takes to engineer the next generation of materials in the electronics, chemical and alternative energy industries.

•

Kicked-off a product integration roadshow for the combined customer base, introducing the go-forward product roadmap and demonstrating some of the early progress on key product integrations in the portfolio. The roadshow was conducted throughout North America, Europe and Asia and included the Accelrys Symposium in Tokyo, Japan and the European User Group Meeting in Barcelona, Spain, both of which experienced record attendance.

•

Obtained board authorization to commit up to $6 million during the next two fiscal quarters for the repurchase of the Company’s common stock pursuant to a program to be executed in accordance with a Rule 10b5-1 trading plan.

Q4 Calendar Year 2010 Outlook

For the quarter ending December 31, 2010, the company expects non-GAAP revenue to be between $42.0 and $43.0 million, and non-GAAP diluted earnings per share to be between $0.07 and $0.08 per diluted share.

Non-GAAP Financial Measures:

This press release describes financial measures for revenue, operating income, net income, and net income per diluted share that exclude deferred revenue fair value adjustments, stock-based compensation expense, purchased intangible assets amortization, business consolidation and restructuring costs (recoveries), non-GAAP income tax adjustments, and royalty income fair value adjustments. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.

Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
GAAP revenue	$29,114	$19,988	$48,875	$40,129
Deferred revenue fair value adjustment[1]	12,561	—	12,561	—

Non-GAAP revenue	41,675	19,988	61,436	40,129

GAAP Operating income (loss)	$(20,429)	$1,846	$(21,652)	$2,924
Deferred revenue fair value adjustment[1]	12,561	—	12,561	—
Business consolidation and restructuring costs (recoveries)[2]	9,479	17	11,165	(74)
Stock-based compensation expense[3]	2,375	1,021	3,511	1,809
Purchased intangible asset amortization[4]	3,729	381	3,770	762

Non-GAAP Operating income	$7,715	$3,265	$9,355	$5,421

GAAP Net income (loss)	$(3,379)	$1,846	$(4,961)	$2,590
Deferred revenue fair value adjustment[1]	12,561	—	12,561	—
Business consolidation and restructuring costs (recoveries) [2]	9,479	17	11,165	(74)
Stock-based compensation expense[3]	2,375	1,021	3,511	1,809
Purchased intangible asset amortization[4]	4,352	381	4,393	762
Royalty income fair value adjustment [5]	204	—	204	—
Income tax[6]	(19,906)	—	(20,284)	—

Non-GAAP Net income	$5,686	$3,265	$6,589	$5,087

GAAP Diluted net income (loss) per share	$(0.06)	$0.07	$(0.12)	$0.09
Deferred revenue fair value adjustment[1]	0.22	—	0.30	—
Business consolidation and restructuring costs (recoveries) [2]	0.17	—	0.27	—
Stock-based compensation expense[3]	0.04	0.04	0.08	0.07
Purchased intangible asset amortization[4]	0.08	0.01	0.10	0.03
Royalty income fair value adjustment[5]	—	—	—	—
Income tax[6]	(0.36)	—	(0.48)	—

Non-GAAP Diluted net income per share[7]	$0.10	$0.12	$0.16	$0.18

[1]	Deferred revenue fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down the acquired deferred revenue to fair value as required in purchase accounting.
[2]

Business consolidation and restructuring costs (recoveries) are included in the business consolidation and restructuring costs (recoveries) line in our condensed consolidated statements of operations and consist of accounting, legal, and other fees incurred in connection with our merger with Symyx, as well as costs incurred to integrate Symyx, including consultant and employee related costs incurred during integration and transition periods. Also included are lease obligation exit costs, facility closure costs and severance and other related costs incurred in connection with the various restructuring activities commenced by the Company.

[3]	Stock-based compensation expense is included in our condensed consolidated statements of operations as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Cost of revenue	$51	$49	$103	$112
Product development	306	229	543	451
Sales and marketing	334	292	680	458
General and administrative	480	451	981	788
Business consolidation and restructuring costs (recoveries)	1,204	—	1,204	—

Total stock-based compensation expense	$2,375	$1,021	$3,511	$1,809

[4]	Purchased intangible asset amortization is included in our condensed consolidated statements of operations as follows:

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Amortization of completed technology	$2,373	$381	$2,414	$762
Amortization of purchased intangible assets	1,356	—	1,356	—
Interest and other income, net	623	—	623	—

Total purchased intangible amortization expense	$4,352	$381	$4,393	$762

[5]	Royalty income fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down deferred royalty income to fair value as required in purchase accounting.
[6]

Income tax adjustments relate to adjusting our Non-GAAP operating results to reflect an effective tax rate that would be applied if the Company was in a taxable income position and was not able to utilize its net operating loss carryforwards. The income tax adjustment also excludes any impact of a release of our valuation allowance against deferred tax assets.

[7]	Earnings per share amounts for the three and six months ended September 30, 2010 and six months ended September 30, 2009 do not add due to rounding.

3

Conference Call Details:

At 5:00 p.m. ET, November 4, 2010, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial (866) 393-7459 (+ (706) 643-4624 outside the United States) and enter the access code, 21483138, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing (800) 642-1687 (+1 (706) 645-9291 outside the United States) and entering access code, 21483138, beginning 7:00 p.m. ET on November 4, 2010 through 11:59 p.m. ET on December 4, 2010.

About Accelrys:

Headquartered in San Diego, California, Accelrys develops scientific informatics software and solutions for the life sciences, energy, chemicals, aerospace, and consumer products industries. Customers include many Fortune 500 companies and other commercial entities, as well as academic and government entities. Accelrys has a vast portfolio of computer-aided design modeling and simulation offerings which assist customers in conducting scientific experiments ‘in silico’ in order to reduce the duration and cost of discovering and developing new drugs and materials. Its scientific informatics platform underlies the company’s computer-aided design modeling and simulation offerings. The Accelrys platform can be used with both Accelrys and competitive products, as well as with customers’ proprietary predictive science products. Its flexibility, ease-of-use and advanced chemical, text and image analysis and reporting capabilities enable customers to mine, aggregate, analyze and report scientific data from disparate sources, thereby better utilizing scientific data within their organizations. In July 2010, Accelrys and Symyx Technologies, Inc. merged, combining the market-leading Symyx electronic laboratory notebook, decision support software, and chemical informatics and sourcing databases with the Accelrys portfolio of scientific informatics solutions. For more information about the Accelrys and Symyx solutions, visit www.accelrys.com and www.symyx.com.

Forward-Looking Statements:

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. Such forward-looking statements including, but not limited to, statements relating to the Company’s long-term prospects and integration plans following the merger with Symyx Technologies are subject to a number of risks and uncertainties. These include risks that the Company will not achieve its anticipated results or growth plans, and/or that such growth will not occur due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company’s products, as well as the risks and uncertainties that are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended March 31, 2010, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company’s actual results could differ materially from those projected in such forward-looking statements due to these risks and uncertainties, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:

Accelrys, Inc.

Michael A. Piraino

Executive Vice President & Chief Financial Officer

858-799-5200

Investor Relations

MKR Group

Charles Messman or Todd Kehrli

323-468-2300

accl@mkr-group.com

ACCELRYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Revenue	$29,114	$19,988	$48,875	$40,129
Cost of revenue:
Cost of revenue	9,117	3,112	13,072	6,331
Amortization of completed technology	2,373	381	2,414	762

Total cost of revenue	11,490	3,493	15,486	7,093

Gross profit	17,624	16,495	33,389	33,036

Operating expenses:
Product development	9,208	3,768	13,190	7,900
Sales and marketing	12,171	8,148	20,911	16,631
General and administrative	4,635	2,716	7,214	5,655
Business consolidation and restructuring costs (recoveries)	10,683	17	12,370	(74)
Purchased intangible asset amortization	1,356	—	1,356	—

Total operating expenses	38,053	14,649	55,041	30,112

Operating income (loss)	(20,429)	1,846	(21,652)	2,924
Interest and other income, net	934	273	800	268

Income (loss) before taxes	(19,495)	2,119	(20,852)	3,192
Income tax expense (benefit)	(16,116)	273	(15,891)	602

Net income (loss)	$(3,379)	$1,846	$(4,961)	$2,590

Basic and diluted net income (loss) per share	$(0.06)	$0.07	$(0.12)	$0.09

Weighted average shares used to compute basic and diluted net income (loss) per share
Basic	55,479	27,503	41,726	27,403
Diluted	55,479	27,901	41,726	27,662

ACCELRYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2010	March 31, 2010
	(Unaudited)	(Audited)
Assets
Cash, cash equivalents, and marketable securities[1]	$148,515	$93,082
Trade receivables, net	13,585	22,745
Long-term investments	18,510	—
Other assets, net[2]	180,633	55,378

Total assets	$361,243	$171,205

Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	30,020	16,823
Total deferred revenue[3]	55,778	61,325
Noncurrent liabilities, excluding deferred revenue	13,329	6,953
Total stockholders’ equity	262,116	86,104

Total liabilities and stockholders’ equity	$361,243	$171,205

[1]	Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Marketable securities; and Restricted cash
[2]

Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets.

[3]	Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion